SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) April 26, 2004



                              PUBLIC STORAGE, INC.
             (Exact name of registrant as specified in its charter)



         California                     1-8389                  95-3551121
         ----------                     ------                  ----------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     Of Incorporation)                                    Identification Number)


               701 Western Avenue, Glendale, California 91201-2397 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 244-8080





                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure

Fees Billed to the Company by Ernst & Young LLP for 2002 and 2003

                  Audit Fees:

                  Audit fees billed (or expected to be billed) to the Company by Ernst & Young LLP for the audit of the Company's annual financial statements, review of the quarterly financial statements included in the Company's quarterly reports on Form 10-Q and services in connection with the Company's registration statements and securities offerings totaled $360,400 for 2002 and $369,400 in 2003.

                  Tax Fees:

                  Tax fees billed (or expected to be billed) to the Company by Ernst & Young LLP for tax services totaled $590,200 in 2002 and $615,700 in 2003. During 2002, $28,200 of the tax services consisted of tax consulting and the balance consisted of federal and state income tax return preparation. During 2003, all of the tax services consisted of federal and state income tax return preparation.

                  Audit Related Fees and Other Fees:

                  During 2002 and 2003 Ernst & Young LLP did not bill the Company for audit related services or any other services, except audit services and tax services.

                  The Audit Committee of the Company pre-approves all services performed by Ernst & Young LLP, including those listed above. At this time the Audit Committee has not delegated pre-approval authority to any member or members of the Audit Committee.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PUBLIC STORAGE, INC.


Dated:  April 26, 2004


                             By: /s/ David Goldberg
                                 ---------------------------------
                                 David Goldberg
                                 Vice President and Senior Counsel